FIRST AMENDMENT
TO SUBADVISORY AGREEMENT


      THIS AMENDMENT effective as of the 1st day of January, 2009 amends that certain Subadvisory Agreement effective September
24, 2007 (the "Agreement") among Virtus Opportunities Trust (f/k/a Phoenix Opportunities Trust) (the "Fund"), a Delaware statutory trust on behalf of its series Virtus Foreign Opportunities Fund (f/k/a Phoenix Foreign Opportunities Fund) (the "Series"), Virtus Investment Advisers, Inc. (f/k/a Phoenix Investment Counsel, Inc.), a Massachusetts corporation (the "Adviser") and Vontobel Asset Management, Inc., a New York corporation (the "Subadviser") as follows:

1.	The Notices provision of the Agreement is hereby deleted
and the following is substituted in its place:

	19.	Notices.  Any notice or other communication required
to be given pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

(a)	To the Adviser or the Fund at:

Virtus Investment Partners, Inc.
	100 Pearl Street
	Hartford, CT 06103
	Attn:  Kevin J. Carr, Vice President and Clerk
	Telephone:  (860) 263-4791
	Facsimile:  (860) 241-1028
	Email:  kevin.carr@virtus.com

(b)	To the Subadviser at:

		Vontobel Asset Management, Inc.
		1540 Broadway, 38th Floor
		New York, NY 10036
		Attn:  Joseph Mastoloni, First Vice President and
Chief Compliance Officer
	Telephone:  (212) 415-7051
	Facsimile:  (646) 840-5864
	Email:  Joseph.Mastoloni@vusa.com

2.	The subadvisory fee for Virtus Foreign Opportunities Fund
is hereby amended, Schedule C to the Agreement is hereby deleted and Schedule C attached hereto is substituted in its place to reflect the amendment.


3.	Schedule F to the Agreement is hereby deleted and Schedule
F attached hereto is substituted in its place to reflect a change in the name of the Series.

4.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement.

5.	This Agreement may be executed in any number of
counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

      [signature page follows]
















      IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers.


VIRTUS OPPORTUNITIES TRUST


By:  /s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:    Senior Vice President


VIRTUS INVESTMENT ADVISERS, INC.


By:  /s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:   Vice President and Clerk



ACCEPTED:

VONTOBEL ASSET MANAGEMENT, INC.


By:  /s/ Henry Schlegel
Name:	Henry Schlegel
Title: President and Chief Executive Officer


VONTOBEL ASSET MANAGEMENT, INC.

By:  /s/ Joseph Mastoloni
Name:	Joseph Mastoloni
Title: First Vice President and Chief Compliance Officer



SCHEDULES:	A.	Operational Procedures
                  B.	Record Keeping Requirements
                  C.	Fee Schedule
                  D.	Subadviser Functions
                  E.	Form of Sub-Certification
                  F.	Designated Series


SCHEDULE C

      (a) 	For services provided to the Series, the Adviser will
pay to the Subadviser, a fee, payable in arrears at the annual rate set forth below by Series of the management fee as stipulated in the Fund's registration statement. The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Fund and its Series shall be valued as set forth in the then current registration statement of the Fund.

      The fee to be paid to the Subadviser is:


         FUND NAME                             ALL ASSETS
Virtus Foreign Opportunities Fund     50% of the gross advisory fee


      The fee referred to above shall be wired to Vontobel's account set forth below:

		Bank:			JP Morgan Chase & Co.
					410 Park Avenue
					New York, NY 10022
					ABA No.:  021000021
					SWIFT:  CHASUS33

		Beneficiary:		Vontobel Asset Management, Inc.
					1540 Broadway, 38th Floor
					New York, NY 10036
					Account No.  904810445



SCHEDULE F

Virtus Foreign Opportunities Fund